                                                                    EXHIBIT 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 4, 2000, on the consolidated financial statements of Fintube Limited Partnership dated February 4, 2000 included in Lone Star Technologies, Inc.'s Form 8-K, as amended, dated June 1, 2000 and to all references to our firm included in this registration statement.


                                       /s/ ARTHUR ANDERSEN LLP

Tulsa, Oklahoma
   June 1, 2000